MORGAN STANLEY CHINA A SHARE
FUND, INC.
Second Amended and Restated Bylaws
June 2012
ARTICLE I

STOCKHOLDERS SECTION
      Section 1.1.	Place of Meeting.  All
meetings of the stockholders should be held at the
principal office of the Corporation in the State of
Maryland or at such other place within the United
States as may from time to time be designated by
the Board of Directors and stated in the notice of
such meeting.
      Section 1.2.	Annual Meetings.  The
annual meeting of the stockholders of the
Corporation shall be held on such day of each
calendar year as may from time to time be
designated by the Board of Directors and stated in
the notice of such meeting, for the purpose of
electing directors for the ensuing year and for the
transaction of such other business as may properly
be brought before the meeting.
      Section 1.3.	Special Meetings.  Special
meetings of the stockholders for any purpose or
purposes may be called by the Chairman of the
Board, the President, or a majority of the Board of
Directors.  Special meetings of stockholders shall
also be called by the Secretary upon receipt of the
request in writing signed by stockholders holding
not less than a majority of the votes entitled to be
cast thereat.  Such request shall state the purpose or
purposes of the proposed meeting and the matters
proposed to be acted on at such proposed meeting.
The Secretary shall inform such stockholders of the
reasonably estimated costs of preparing and mailing
such notice of meeting and upon payment to the
Corporation of such costs, the Secretary shall give
notice as required in this Article to all stockholders
entitled to notice of such meeting.
      Section 1.4.	Notice of Meetings of
Stockholders.  Not less than ten days' and not more
than ninety days' written or printed notice of every
meeting of stockholders, stating the time and place
thereof (and the purpose of any special meeting),
shall be given by the Secretary to each stockholder
entitled to vote thereat and to each other stockholder
entitled to notice of the meeting by leaving the same
with such stockholder or at such stockholder's
residence or usual place of business or by mailing it,
postage prepaid, and addressed to such stockholder
at such stockholder's address as it appears upon the
books of the Corporation or by any other means
permitted by Maryland law.  If mailed, notice shall
be deemed to be given when deposited in the mail
addressed to the stockholder as aforesaid.
      No notice of the time, place or purpose of
any meeting of stockholders need be given to any
stockholder who attends in person or by proxy or to
any stockholder who, in writing executed and filed
with the records of the meeting, either before or
after the holding thereof, waives such notice.
      Section 1.5.	Record Dates.  The Board of
Directors may fix, in advance, a record date for the
determination of stockholders entitled to notice of
or to vote at any stockholders meeting or to receive
a dividend or be allotted rights or for the purpose of
any other proper determination with respect to
stockholders and only stockholders of record on
such date shall be entitled to notice of and to vote at
such meeting or to receive such dividends or rights
or otherwise, as the case may be; provided,
however, that such record date shall not be prior to
ninety days preceding the date of any such meeting
of stockholders, dividend payment date, date for the
allotment of rights or other such action requiring the
determination of a record date; and further provided
that such record date shall not be prior to the close
of business on the day the record date is fixed, that
the transfer books shall not be closed for a period
longer than 20 days, and that in the case of a
meeting of stockholders, the record date or the
closing of the transfer books shall not be less than
ten days prior to the date fixed for such meeting.
      Section 1.6.	Quorum; Adjournment of
Meetings.  The presence in person or by proxy of
stockholders entitled to cast a majority of the votes
entitled to be cast thereat shall constitute a quorum
at all meetings of the stockholders, except as
otherwise provided in the Charter of the
Corporation (the "Charter").  If, however, such
quorum shall not be present or represented at any
meeting of the stockholders, the chairman of the
meeting or the holders of a majority of the stock
present in person or by proxy shall have power to
adjourn the meeting from time to time, without
notice other than announcement at the meeting,
until the requisite amount of stock entitled to vote at
such meeting shall be present, to a date not more
than 120 days after the original record date.  At
such adjourned meeting at which a quorum shall be
present, any business may be transacted which
might have been transacted at the meeting as
originally notified.
      The stockholders present either in person or
by proxy, at a meeting which has been duly called
and convened, may continue to transact business
until adjournment, notwithstanding the withdrawal
of enough stockholders to leave less than a quorum.
      Section 1.7.	Voting and Inspectors.
Unless otherwise provided in the Charter (including
the articles supplementary for any class or series
which may be classified or reclassified), at all
meetings, stockholders of record entitled to vote
thereat shall have one vote for each share of capital
stock standing in such stockholder's name on the
books of the Corporation (and such stockholders of
record holding fractional shares, if any, shall have
proportionate voting rights) on the date for the
determination of stockholders entitled to vote at
such meeting, either in person or by proxy
appointed by instrument in writing subscribed by
such stockholder or his duly authorized attorney.
      All elections shall be had and all questions
and other matters shall be decided by a majority of
the votes cast at a duly constituted meeting, except
as otherwise provided by statute or by the Charter
or by these Bylaws.
      At any election of directors, the chairman of
the meeting may, and upon the request of the
holders of ten percent (10%) of the stock entitled to
vote at such election shall, appoint two inspectors of
election who shall first subscribe an oath or
affirmation to execute faithfully the duties of
inspectors at such election with strict impartiality
and according to the best of their ability, and shall
after the election make a certificate of the result of
the vote taken.  No candidate for the office of
director shall be appointed such Inspector.
      Section 1.8.	Conduct of Stockholders'
Meetings.  The meetings of the stockholders shall
be presided over by the Chairman of the Board, or if
he is not present, by the President, or if he is not
present, by a Vice-President, or if none of them is
present, by a Chairman to be elected at the meeting.
The Secretary of the Corporation, if present, shall
act as a Secretary of such meetings, or if he is not
present, an Assistant Secretary shall so act; if
neither the Secretary nor the Assistant Secretary is
present, then the meeting shall elect its Secretary.
The order of business and all other matters of
procedure at any meeting of stockholders shall be
determined by the chairman of the meeting.  The
chairman of the meeting may prescribe such rules,
regulations and procedures and take such action as,
in the discretion of such chairman, are appropriate
for the proper conduct of the meeting, including,
without limitation, (a) restricting admission to the
time set for the commencement of the meeting; (b)
limiting attendance at the meeting to stockholders
of record of the Corporation, their duly authorized
proxies and other such individuals as the chairman
of the meeting may determine; (c) limiting
participation at the meeting on any matter to
stockholders of record of the Corporation entitled to
vote on such matter, their duly authorized proxies
and other such individuals as the chairman of the
meeting may determine; (d) limiting the time
allotted to questions or comments by participants;
(e) maintaining order and security at the meeting;
(f) removing any stockholder or any other
individual who refuses to comply with meeting
procedures, rules or guidelines as set forth by the
chairman of the meeting; and (g) recessing or
adjourning the meeting to a later date and time and
place announced at the meeting.  Unless otherwise
determined by the chairman of the meeting,
meetings of stockholders shall not be required to be
held in accordance with the rules of parliamentary
procedure.
      Section 1.9.	Concerning Validity of
Proxies, Ballots, etc.  A stockholder may cast the
votes entitled to be cast by the shares of stock
owned by such stockholder in person or by proxy
executed by the stockholder or by the stockholder's
duly authorized agent in any manner permitted by
law.  Such proxy or evidence of authorization of
such proxy shall be filed with the Secretary of the
Corporation before or at the time of the meeting.  At
every meeting of the stockholders, all proxies shall
be received and taken in charge of and all ballots
shall be received and canvassed by the Secretary of
the meeting, who shall decide all questions touching
the qualification of voters, the validity of the
proxies and the acceptance or rejection of votes,
unless inspectors of election shall have been
appointed by the chairman of the meeting, in which
event such inspectors of election shall decide all
such questions.  Unless a proxy provides otherwise,
it is not valid for more than eleven months after its
date.
      Section 1.10.	Action Without Meeting.
Any action to be taken by stockholders may be
taken without a meeting if (1) all stockholders
entitled to vote on the matter consent to the action
in writing, (2) all stockholders entitled to notice of
the meeting but not entitled to vote at it sign a
written waiver of any right to dissent and (3) said
consents and waivers are filed with the records of
the meetings of stockholders.  Such consent shall be
treated for all purposes as a vote at the meeting.
      Section 1.11.	Advance Notice of
Stockholder Nominees for Director and Other
Stockholder Proposals.
      (a)	The matters to be considered and
brought before any annual or special meeting of
stockholders of the Corporation shall be limited to
only such matters, including the nomination and
election of directors, as shall be brought properly
before such meeting in compliance with the
procedures set forth in this Section 1.11.
      (b)	For any matter to be properly before
any annual meeting of stockholders, the matter must
be (i) specified in the notice of annual meeting
given by or at the direction of the Board of
Directors, (ii) otherwise brought before the annual
meeting by or at the direction of the Board of
Directors or (iii) brought before the annual meeting
in the manner specified in this Section 1.11 by a
stockholder of record both at the time of the giving
of notice provided for in this Section 1.11 and at the
time of the meeting, or a stockholder (a "Nominee
Holder") that holds voting securities entitled to vote
at meetings of stockholders through a nominee or
"street name" holder of record and can demonstrate
to the Corporation such indirect ownership and such
Nominee Holder's entitlement to vote such
securities, and is a Nominee Holder at both the time
of the giving of notice provided for in this Section
1.11 and at the time of the meeting.  In addition to
any other requirements under applicable law and the
Charter and Bylaws of the Corporation, persons
nominated by stockholders for election as directors
of the Corporation and any other proposals by
stockholders shall be properly brought before the
meeting only if notice of any such matter to be
presented by a stockholder at such meeting of
stockholders (the "Stockholder Notice") shall be
delivered to the Secretary of the Corporation at the
principal executive office of the Corporation not
less than 60 nor more than 90 days prior to the first
anniversary date of the annual meeting for the
preceding year; provided, however, that, if and only
if the annual meeting is not scheduled to be held
within a period that commences 30 days before such
anniversary date and ends 30 days after such
anniversary date (an annual meeting date outside
such period being referred to herein as an "Other
Annual Meeting Date"), such Stockholder Notice
shall be given in the manner provided herein by the
later of the close of business on (i) the date 60 days
prior to such Other Annual Meeting Date or (ii) the
10th day following the date such Other Annual
Meeting Date is first publicly announced or
disclosed.  Any stockholder desiring to nominate
any person or persons (as the case may be) for
election as a director or directors of the Corporation
shall deliver, as part of such Stockholder Notice: (i)
a statement in writing setting forth (A) the name of
the person or persons to be nominated, (B) the
number and class of all shares of each class of stock
of the Corporation owned of record and beneficially
by each such person, as reported to such
stockholder by such nominee(s), (C) the
information regarding each such person required by
paragraph (b) of Item 22 of Rule 14a-101 under the
Securities Exchange Act of 1934, as amended (the
"Exchange Act"), adopted by the Securities and
Exchange Commission (or the corresponding
provisions of any regulation or rule subsequently
adopted by the Securities and Exchange
Commission applicable to the Corporation), (D)
whether such stockholder believes any nominee will
be an "interested person" of the Corporation (as
defined in the Investment Company Act of 1940, as
amended), and, if not an "interested person",
information regarding each nominee that will be
sufficient for the Corporation to make such
determination, and (E) the number and class of all
shares of each class of stock of the Corporation
owned of record and beneficially by such
stockholder; (ii) each such person's signed consent
to serve as a director of the Corporation if elected,
such stockholder's name and address; and (iii) in
the case of a Nominee Holder, evidence establishing
such Nominee Holder's indirect ownership of, and
entitlement to vote, securities at the meeting of
stockholders.  Any stockholder who gives a
Stockholder Notice of any matter proposed to be
brought before the meeting (not involving nominees
for director) shall deliver, as part of such
Stockholder Notice, the text of the proposal to be
presented and a brief written statement of the
reasons why such stockholder favors the proposal
and setting forth such stockholder's name and
address, the number and class of all shares of each
class of stock of the Corporation owned of record
and beneficially by such stockholder, if applicable,
any material interest of such stockholder in the
matter proposed (other than as a stockholder) and,
in the case of a Nominee Holder, evidence
establishing such Nominee Holder's indirect
ownership of, and entitlement to vote, securities at
the meeting of stockholders.  As used herein, shares
"beneficially owned" shall mean all shares which
such person is deemed to beneficially own pursuant
to Rules 13d-3 and 13d-5 under the Exchange Act.
      Notwithstanding anything in this Section
1.11 to the contrary, in the event that the number of
directors to be elected to the Board of Directors of
the Corporation is increased and either all of the
nominees for director or the size of the increased
Board of Directors are not publicly announced or
disclosed by the Corporation at least 70 days prior
to the first anniversary of the preceding year's
annual meeting, a Stockholder Notice shall also be
considered timely hereunder, but only with respect
to nominees for any new positions created by such
increase, if it shall be delivered to the Secretary of
the Corporation at the principal executive office of
the Corporation not later than the close of business
on the 10th day following the first date all of such
nominees or the size of the increased Board of
Directors shall have been publicly announced or
disclosed.
      (c)	Only such matters shall be conducted
at a special meeting of stockholders as shall have
been brought before the meeting pursuant to the
Corporation's notice of meeting.  Nominations of
individuals for election to the Board of Directors
may be made at a special meeting of stockholders at
which directors are to be elected (i) pursuant to the
Corporation's notice of meeting, (ii) by or at the
direction of the Board of Directors or (iii) provided
that the Board of Directors has determined that
directors shall be elected at such special meeting, by
any stockholder of the Corporation who is a
stockholder of record both at the time of giving of
notice provided for in this Section 1.11 and at the
time of the special meeting, who is entitled to vote
at the meeting and who complied with the notice
procedures set forth in this Section 1.11, or a
Nominee Holder that holds voting securities entitled
to vote at meetings of stockholders through a
nominee or "street name" holder of record and can
demonstrate to the Corporation such indirect
ownership and such Nominee Holder's entitlement
to vote such securities, and is a Nominee Holder
both at the time of giving of notice provided for in
this Section 1.11 and at the time of the Special
Meeting, and who is entitled to vote at the meeting
and has complied with the notice procedures set
forth in this Section 1.11.  In the event the
Corporation calls a special meeting of stockholders
for the purpose of electing one or more directors to
the Board of Directors, any stockholder may
nominate a person or persons (as the case may be),
for election to such position(s) as specified in the
Corporation's notice of meeting, if the Stockholder
Notice required by clause (b) of this Section 1.11
hereof shall be delivered to the Secretary of the
Corporation at the principal executive office of the
Corporation not later than the close of business on
the 10th day following the day on which the date of
the special meeting and of the nominees proposed
by the Board of Directors to be elected at such
meeting is publicly announced or disclosed.
      (d)	For purposes of this Section 1.11, a
matter shall be deemed to have been "publicly
announced or disclosed" if such matter is disclosed
in a press release reported by the Dow Jones News
Service, Associated Press or comparable national
news service or in a document publicly filed by the
Corporation with the Securities and Exchange
Commission.
      (e)	In no event shall the adjournment of
an annual or special meeting, or any announcement
thereof, commence a new period for the giving of
notice as provided in this Section 1.11.  This
Section 1.11 shall not apply to stockholder
proposals made pursuant to Rule 14a-8 under the
Exchange Act.
      (f)	The person presiding at any meeting
of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.11 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.
ARTICLE II

BOARD OF DIRECTORS
      Section 2.1.	Function of Directors.  The
business and affairs of the Corporation shall be
conducted and managed under the direction of its
Board of Directors.  All powers of the Corporation
shall be exercised by or under authority of the
Board of Directors except as conferred on or
reserved to the stockholders by statute.
      Section 2.2.	Number of Directors.  At any
regular meeting or at any special meeting called for
that purpose, a majority of the entire Board of
Directors may establish, increase or decrease the
number of directors, provided that the number
thereof shall never be more than fifteen directors
nor less than the minimum number of directors
required under Maryland law.  Directors need not
be stockholders.
      Section 2.3.	Classes of Directors.  As
permitted by Article VI of the Charter and
applicable law, the directors shall be divided into
three classes, designated Class I, Class II and Class
III.  All classes shall be as nearly equal in number
as possible and the Board of Directors shall
designate from its members the directors to initially
serve as Class I directors, Class II directors and
Class III directors.  The directors as initially
classified shall hold office for terms as follows: the
Class III directors shall hold office until the date of
the annual meeting of stockholders in 2007 or until
their successors shall be elected and qualified; the
Class I directors shall hold office until the date of
the annual meeting of stockholders in 2008 or until
their successors shall be elected and qualified; and
the Class II directors shall hold office until the date
of the annual meeting of stockholders in 2009 or
until their successors shall be elected and qualified.
Upon expiration of the term of office of each class
as set forth above, the successors to the directors in
each such class shall be elected for a term of three
years to succeed the directors whose terms of office
expire.  Each director shall hold office until the
expiration of his or her term and until his or her
successor shall have been elected and qualified, or
until his or her death, or until he or she shall have
resigned, or until he or she shall have been removed
as provided by statute or the Charter of the
Corporation.
      Section 2.4.	Vacancies.  Except as may be
provided by the Board of Directors in setting the
terms of any class or series of preferred stock, any
vacancy on the Board of Directors may be filled
only by a majority of the remaining directors, even
if the remaining directors do not constitute a
quorum.  Any director elected to fill a vacancy shall
serve for the remainder of the full term of the class
in which the vacancy occurred and until a successor
is elected and qualifies.
      Section 2.5.	Place of Meeting.  The
Directors may hold their meetings within or outside
the State of Maryland, at any office or offices of the
Corporation or at any other place as they may from
time to time determine.
      Section 2.6.	Regular Meetings.  Regular
meetings of the Board of Directors shall be held at
such time and on such notice as the Directors may
from time to time determine.
      The annual meeting of the Board of
Directors shall be held as soon as practicable after
the annual meeting of the stockholders for the
election of Directors.
      Section 2.7.	Special Meetings.  Special
meetings of the Board of Directors may be held
from time to time upon call of the Chairman of the
Board, the President, the Secretary or two or more
of the Directors, by oral or telegraphic or written
notice duly served on or sent or mailed to each
Director not less than one day before such meeting.
      Section 2.8.	Notices.  Unless required by
statute or otherwise determined by resolution of the
Board of Directors in accordance with these
Bylaws, notices to Directors need not be in writing
and need not state the business to be transacted at or
the purpose of any meeting and may be given not
less than twenty-four (24) hours in advance of the
meeting, and no notice need be given to any
Director who is present in person or to any Director
who, in writing executed and filed with the records
of the meeting either before or after the holding
thereof, waives such notice.  Waivers of notice need
not state the purpose or purposes of such meeting.
      Section 2.9.	Quorum.  One-third of the
directors then in office shall constitute a quorum for
the transaction of business, provided that if there is
more than one director, a quorum shall in no case be
less than two directors.  If at any meeting of the
Board there shall be less than a quorum present, a
majority of those present may adjourn the meeting
from time to time until a quorum shall have been
obtained.  The act of the majority of the directors
present at any meeting at which there is a quorum
shall be the act of the Directors, except as may be
otherwise specifically provided by statute or by the
Charter or by these Bylaws.
      Section 2.10.	Executive Committee.  The
Board of Directors may appoint from the Directors
an Executive Committee to consist of such number
of directors (which may be one or more) as the
Board may from time to time determine.  The
Chairman of the Committee shall be elected by the
Board of Directors.  The Board of Directors shall
have power at any time to change the members of
such Committee and may fill vacancies in the
Committee by election from the directors.  When
the Board of Directors is not in session, to the
extent permitted by law, the Executive Committee
shall have and may exercise any or all of the powers
of the Board of Directors in the management and
conduct of the business and affairs of the
Corporation.  The Executive Committee may fix its
own rules of procedure, and may meet when and as
provided by such rules or by resolution of the Board
of Directors, but in every case the presence of a
majority shall be necessary to constitute a quorum.
During the absence of a member of the Executive
Committee, the remaining members may appoint a
member of the Board of Directors to act in his
place.
      Section 2.11.	Other Committees.  The
Board of Directors may appoint from the directors
other committees which shall in each case consist of
such number of directors (which may be one or
more) and, to the extent permitted by law, shall
have and may exercise such powers as the Board
may determine in the resolution appointing them.  A
majority of all the members of any such committee
may determine its action and fix the time and place
of its meetings, unless the Board of Directors shall
otherwise provide.  The Board of Directors shall
have power at any time to change the members and
powers of any such committee, to fill vacancies and
to discharge any such committee.
      Section 2.12.	Telephone Meetings.
Members of the Board of Directors or a committee
of the Board of Directors may participate in a
meeting by means of a conference telephone or
similar communications equipment if all persons
participating in the meeting can hear each other at
the same time.  Participation in a meeting by these
means, subject to the provisions of the Investment
Company Act of 1940, as amended, constitutes
presence in person at the meeting.
      Section 2.13.	Action Without a Meeting.
Any action required or permitted to be taken at any
meeting of the Board of Directors or any committee
thereof may be taken without a meeting, if a
unanimous consent which sets forth such action is
given in writing or by electronic transmission by
each member of the Board or of such committee, as
the case may be, and such consent is filed with the
minutes of the proceedings of the Board or such
committee.
      Section 2.14.	Compensation of Directors.
No director shall receive any stated salary or fees
from the Corporation for his services as such if such
director is, otherwise than by reason of being such
Director, an interested person (as such term is
defined by the Investment Company Act of 1940, as
amended) of the Corporation or of its investment
manager or principal underwriter.  Except as
provided in the preceding sentence, directors shall
be entitled to receive such compensation from the
Corporation for their services as may from time to
time be voted by the Board of Directors.
      Section 2.15.	Selection and Nomination of
Non-Interested Directors. Subject to approval by a majority of the directors of the Corporation, the directors of the Corporation who are not interested persons of the Corporation (as that term is defined in the Investment Company Act of 1940, as amended) shall select and nominate the directors of the Corporation who are not interested persons of the Corporation.
ARTICLE III

OFFICERS
      Section 3.1.	Executive Officers.  The
executive officers of the Corporation shall be
chosen by the Board of Directors.  These may
include a Chairman of the Board of Directors (who
shall be a Director) and shall include a President, a
Secretary and a Treasurer.  The Board of Directors
or the Executive Committee may also in its
discretion appoint one or more Vice-Presidents,
Assistant Secretaries, Assistant Treasurers and other
officers, agents and employees, who shall have such
authority and perform such duties as the Board of
Directors or the Executive Committee may
determine.  The Board of Directors may fill any
vacancy which may occur in any office.  Any two
offices, except those of President and Vice-
President, may be held by the same person, but no
officer shall execute, acknowledge or verify any
instrument in more than one capacity, if such
instrument is required by law or these Bylaws to be
executed, acknowledged or verified by two or more
officers.
      Section 3.2.	Term of Office.  The term of
office of all officers shall be one year and until their
respective successors are chosen and qualified.  Any
officer may be removed from office at any time
with or without cause by the vote of a majority of
the whole Board of Directors.  Any officer may
resign his office at any time by delivering a written
resignation to the Corporation and, unless otherwise
specified therein, such resignation shall take effect
upon delivery.
      Section 3.3.	Powers and Duties.  The
officers of the Corporation shall have such powers
and duties as shall be stated in a resolution of the
Board of Directors, or the Executive Committee
and, to the extent not so stated, as generally pertain
to their respective offices, subject to the control of
the Board of Directors and the Executive
Committee.
      Section 3.4.	Surety Bonds.  The Board of
Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment
Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange
Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.
ARTICLE IV

CAPITAL STOCK
      Section 4.1.	Certificates for Shares.
Subject to the authority of the Board of Directors to
cause some or all of the shares of any class or series
of stock to be issued without certificates, each
stockholder of the Corporation shall be entitled to a
certificate or certificates for the full number of
shares of stock of the Corporation owned by him in
such form as the Board may from time to time
prescribe.
      Section 4.2.	Transfer of Shares.  Shares of
the Corporation shall be transferable on the books
of the Corporation by the holder thereof in person
or by his duly authorized attorney or legal
representative, upon surrender and cancellation of
certificates, if any, for the same number of shares,
duly endorsed or accompanied by proper
instruments of assignment and transfer, with such
proof of the authenticity of the signature as the
Corporation or its agents may reasonably require; in
the case of shares not represented by certificates,
the same or similar requirements may be imposed
by the Board of Directors.
      Section 4.3.	Stock Ledgers.  The stock
ledgers of the Corporation, containing the names
and addresses of the stockholders and the number of
shares held by them respectively, shall be kept at
the principal offices of the Corporation or, if the
Corporation employs a Transfer Agent, at the
offices of the Transfer Agent of the Corporation.
      Section 4.4.	Transfer Agents and
Registrars.  The Board of Directors may from time
to time appoint or remove transfer agents and/or
registrars of transfers of shares of stock of the
Corporation, and it may appoint the same person as
both transfer agent and registrar.  Upon any such
appointment being made, all certificates
representing shares of capital stock thereafter issued
shall be countersigned by one of such transfer
agents or by one of such registrars of transfers or by
both and shall not be valid unless so countersigned.
If the same person shall be both transfer agent and
registrar, only one counter signature by such person
shall be required.
      Section 4.5.	Lost, Stolen or Destroyed
Certificates.  The Board of Directors or the
Executive Committee or any officer or agent authorized by the Board of Directors or Executive
Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.
ARTICLE V

CORPORATE SEAL; LOCATION OF OFFICES;
BOOKS; NET ASSET VALUE
      Section 5.1.	Corporate Seal.  The Board
of Directors may provide for a suitable corporate
seal, in such form and bearing such inscriptions as it
may determine.  Any officer or director shall have
the authority to affix the corporate seal.  If the
Corporation is required to place its corporate seal to
a document, it shall be sufficient to place the word
"(seal)" adjacent to the signature of the authorized
officer of the Corporation signing the document.
      Section 5.2.	Location of Offices.  The
Corporation shall have a principal office in the State
of Maryland.  The Corporation may, in addition,
establish and maintain such other offices as the
Board of Directors or any officer may, from time to
time, determine.
      Section 5.3.	Books and Records.  The
books and records of the Corporation shall be kept
at the places, within or without the State of
Maryland, as the directors or any officer may
determine; provided, however, that the original or a
certified copy of the Bylaws, including any
amendments to them, shall be kept at the
Corporation's principal executive office.
      Section 5.4.	Annual Statement of Affairs.
The President or any other executive officer of the
Corporation shall prepare annually a full and correct
statement of the affairs of the Corporation, to
include a balance sheet and a financial statement of
operations for the preceding fiscal year.  The
statement of affairs should be submitted at the
annual meeting of stockholders and, within 20 days
of the meeting, placed on file at the Corporation's
principal office.
      Section 5.5.	Net Asset Value.  The value
of the Corporation's net assets shall be determined at such times and by such method as shall be established from time to time by the Board of Directors.
ARTICLE VI

FISCAL YEAR AND ACCOUNTANT
      Section 6.1.	Fiscal Year.  The fiscal year
of the Corporation, unless otherwise fixed by
resolution of the Board of Directors, shall begin on
the first day of January and shall end on the last day
of December in each year.
      Section 6.2.	Accountant.  The Corporation
shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.
ARTICLE VII

INDEMNIFICATION AND INSURANCE
      Section 7.1.	General.  The Corporation
shall indemnify, and, without requiring a
preliminary determination of the ultimate
entitlement to indemnification, shall pay or
reimburse reasonable expenses in advance of final
disposition of a proceeding to, directors or officers
of the Corporation against judgments, penalties,
fines, settlements and expenses to the fullest extent
authorized and in the manner permitted, by
applicable federal and state law.
      Section 7.2.	Indemnification of Directors
and Officers.  The Corporation shall indemnify to
the fullest extent permitted by law (including the
Investment Company Act of 1940, as amended) as
currently in effect or as the same may hereafter be
amended, any person made or threatened to be
made a party to any action, suit or proceeding,
whether criminal, civil, administrative or
investigative, by reason of the fact that such person
or such person's testator or intestate is or was a
director or officer of the Corporation or, while a
director or officer of the Corporation, serves or
served at the request of the Corporation any other
enterprise as a director, officer, trustee, employee or
agent.  To the fullest extent permitted by law
(including the Investment Company Act of 1940, as
amended) as currently in effect or as the same may
hereafter be amended, expenses incurred by any
such person in defending any such action, suit or
proceeding shall be paid or reimbursed in advance
of final disposition of a proceeding (without
requiring a preliminary determination of the
ultimate entitlement to indemnification) by the
Corporation promptly upon receipt by it of (i) a
written undertaking by or on behalf of such person
to repay such expenses if it shall ultimately be
determined that such person is not entitled to be
indemnified by the Corporation and (ii) a written
affirmation by the person of the person's good faith
belief that the standard of conduct necessary for
indemnification by the Corporation has been met.
The Corporation shall have the power, with the
approval of the Board of Directors, to provide
indemnification and advancement of expenses to
any employee or agent of the Corporation.  The
rights provided to any person by this Article VII
shall be enforceable against the Corporation by such
person who shall be presumed to have relied upon it
in serving or continuing to serve as a director,
officer, employee or agent as provided above.  No
amendment of this Article VII shall impair the
rights of any person arising at any time with respect
to events occurring prior to such amendment.  For
purposes of this Article VII, the term "Corporation"
shall include any predecessor of the Corporation
and any constituent corporation (including any
constituent of a constituent) absorbed by the
Corporation in a consolidation or merger; the term
"other enterprises" shall include any corporation,
partnership, joint venture, trust or employee benefit
plan; service "at the request of the Corporation"
shall include service as a director, officer, trustee,
employee or agent of the Corporation which
imposes duties on, or involves services by, such
person with respect to an employee benefit plan, its
participants or beneficiaries; any excise taxes
assessed on a person with respect to an employee
benefit plan shall be deemed to be indemnifiable
expenses; and action by a person with respect to any
employee benefit plan which such person
reasonably believes to be in the interest of the
participants and beneficiaries of such plan shall be
deemed to be action not opposed to the best
interests of the Corporation.
      Section 7.3.	Insurance.  Subject to the
provisions of the Investment Company Act of 1940, as amended, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a director or officer of the Corporation, or who, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director or officer, trustee or agent of another foreign or domestic corporation, partnership joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such liability.
ARTICLE VIII

CUSTODIAN
      The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, foreign or domestic, as may be designated by the Board of Directors, subject to the provisions of the Investment Company Act of 1940, as amended, and other applicable laws and regulations; and the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation and/or the Custodians may employ such subcustodians as the Board of Directors may approve and as shall be permitted by law.



ARTICLE IX

AMENDMENT OF BYLAWS
      The Bylaws of the Corporation may be
altered, amended, added to or repealed only by majority vote of the entire Board of Directors.



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